INDEPENDENT AUDITOR'S REPORT

     The Shareholders and Board of Trustees
     The Jefferson Fund Group Trust

     We have audited the accompanying statements of assets and liabilities of Jefferson Fund Group Trust (comprising, respectively, the Jefferson Growth and Income Fund, the Jefferson Regional Bank Fund, and the Jefferson REIT
     Fund), collectively referred to as the "Funds" including the schedules of investments as of October 31, 1999, and the related statements of operations for the period then ended, the statements of changes in net assets for each of the periods presented in the two-year period then ended and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlight based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of October 31, 1999, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective Funds constituting the Jefferson Fund Group Trust as of October 31, 1999, the results of their operations for the period then ended, the changes in their net assets for each of the periods presented in the two-year period then ended, and the financial highlights for each of the periods presented, in conformity with generally accepted accounting principles.

     Chicago, Illinois
     December 3, 1999